Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-135055, 333-157507, 333-161243, 333-163743) and Form S-8 (Nos. 333-62799, 333-62871, 333-62873, 333-98379 and 333-127018) of Berry Petroleum Company of our report dated February 25, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting,  which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Denver, Colorado
February 25, 2010